As filed with the Securities and Exchange Commission on May 20, 2020

Registration No. 333-235944

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-4

ON

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	55-0641179
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 United Center 500 Virginia Street, East Charleston, West Virginia	25301
(Address of Principal Executive Offices)	Zip Code

Options Assumed by United Bankshares, Inc.

Originally Granted under the Following Plans:

CAROLINA FINANCIAL CORPORATION 2013 EQUITY INCENTIVE PLAN

FIRST SOUTH BANCORP, INC. 2008 EQUITY INCENTIVE PLAN

Richard M. Adams, Agent for Service

Chairman of the Board and Chief Executive Officer

P. O. Box 393

300 United Center

500 Virginia Street, East

Charleston, West Virginia 25301

(304) 348-8400

With copies to:

Sandra M. Murphy

Bowles Rice LLP

600 Quarrier Street

Charleston, West Virginia 25301

(304) 347-1100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act.  ☐

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, $2.50 par value	250,000 shares	N/A	N/A	N/A

(1)

This Post-Effective Amendment No. 1 on Form S-8 covers shares of United Bankshares, Inc. (“United”) common stock, par value $2.50 per share (the “United Common Stock”) originally registered on the Registration Statement on Form S-4 (No. 333-235944), as amended, to which this filing is an amendment, issuable under options assumed by United and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options or rights that may be offered or issued in respect of such options pursuant to the Carolina Financial Corporation 2013 Equity Incentive Plan (the “2013 Plan”) and the First South Bancorp, Inc. 2008 Equity Incentive Plan (the “2008 Plan”) (collectively, the “Plans”) as a result of one or more adjustments under the applicable Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)

The registration fee in respect of such shares of United Common Stock was previously paid at the time of the original filing of the Registration Statement on Form S-4 on January 16, 2020, as amended by Pre-Effective Amendment No. 1 filed on February 7, 2020. Accordingly, no additional filing fee is required.

EXPLANATORY NOTE

United Bankshares, Inc. (“United”) hereby amends its Registration Statement on Form S-4 (Registration No. 333-235944) filed on January 16, 2020, as amended by Pre-Effective Amendment No. 1 filed on February 7, 2020, which was declared effective on February 11, 2020 (collectively, the “Form S-4”) by filing this Post-Effective Amendment No. 1 to Form S-4 on Form S-8 (this “Registration Statement”) to register 250,000 shares of the United’s common stock, $2.50 par value per share (“United Common Stock”), relating to shares of United Common Stock issuable upon the exercise of stock options previously granted by Carolina Financial Corporation, a Delaware corporation (“Carolina Financial”) under the Carolina Financial 2013 Equity Incentive Plan (the “2013 Plan”) or by First South Bancorp, Inc. (“First South”) under the First South Bancorp., Inc. 2008 Equity Incentive Plan (the “2008 Plan”) (the 2013 Plan and the 2008 Plan are collectively referred to as the “Plans”). All such shares were previously registered on the Form S-4, but will be subject to issuance pursuant to this Registration Statement.

On May 1, 2020, pursuant to the Agreement and Plan of Merger, dated as of November 17, 2019 (the “Merger Agreement”), by and among United and Carolina Financial, the parties consummated the merger (the “Merger”) of Carolina Financial with and into United, with United surviving the Merger. Carolina Financial’s common stock, $0.01 par value per share (the “Carolina Financial Common Stock”), is no longer publicly traded, and each share of Carolina Financial Common Stock represents only the right to receive 1.13 shares of United Common Stock.

Under the terms of the Merger Agreement, each outstanding Carolina Financial stock option granted under the Plans was, at such holder’s election, (i) vested and converted into an option to acquire United Common Stock adjusted based on the 1.13 exchange ratio, or (ii) cancelled and entitled to receive cash in an amount calculated in accordance with the Merger Agreement. This Form S-8 relates to 250,000 shares of United Common Stock originally registered on the Form S-4 that may be issued following the Merger upon the exercise of options assumed by United in the Merger that were originally granted under the Plans. The Form S-8 is being filed to convert 250,000 shares of United Common Stock covered by the Form S-4 to be covered by the Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*

The information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement as permitted by the rules of the U.S. Securities and Exchange Commission (“the Commission”). The documents containing the information specified in Item 1 and 2 will be sent or given to participants in the Plans as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

United hereby incorporates by reference into this registration statement the following documents previously filed with the Commission:

•	United’s Definitive Proxy Statement on Schedule 14A for United’s Annual Meeting of Shareholders filed on March 30, 2020;

•	United’s Annual Report on Form 10-K for the year ended December 31, 2019 filed on March 2, 2020;

•	United’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020 filed on May 11, 2020;

•	United Current Reports on Form 8-K furnished or filed, as applicable, on February 28, 2020, March 17, 2020, March 20, 2020, March 23, 2020, April 3, 2020, May 1, 2020 and May 15, 2020.

•	The description of United’s common stock provided on Exhibit 4.1 to United’s Annual Report on Form 10-K for the year ended December 31, 2019 filed on March 2, 2020.

All reports and other documents filed by United pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers

Under Article V of its articles of incorporation, United is required under certain circumstances to indemnify its directors and officers, former directors and officers, and individuals serving at the request of subsidiaries of United, for liabilities and costs arising out of any claim, action, suit or proceeding, whether civil or criminal, to which they are made a party by reason of being or having been such director or officer of United. Indemnification is not required or permitted in circumstances in which such person is adjudged to have committed gross negligence or willful misconduct in serving the corporation in question. In addition, if the board of directors of United makes the judgment that settlement of any claim, action, suit or proceeding against such a director or officer or former director or officer is in the best interest of United, then that individual shall be reimbursed by United for his reasonable expenses in connection with the matter and the settlement thereof. These provisions are in addition to all other rights which any director or officer may be entitled as a matter of law. The full text of Article V is set forth below. Reference is made to W Va. Code § 31D-8-851 through § 31D-8-856 which sets forth the indemnification rights permitted under West Virginia law. The full text of the relevant codes are set forth below.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of United, United has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

Section V of the Amended and Restated Articles of Incorporation of United contains the following indemnification provision:

Each director and officer of this corporation, or former director or officer of this corporation, or any person who may have served at its request as a director or officer of another corporation, his heirs and personal representatives, shall be indemnified by this corporation against costs and expenses at any time reasonably incurred by him arising out of or in connection with any claim, action, suit or proceeding, civil or criminal, against him or to which he may be made a party by reason of his being or having been such director or officer except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of a duty to the corporation. If in the judgment of the board of directors of this corporation a settlement of any claim, action, suit or proceeding so arising be deemed in the best interests of the corporation, any such director or officer shall be reimbursed for any amounts paid by him in effecting such settlement and reasonable expenses incurred in connection therewith. The foregoing right of indemnification shall be in addition to any and all other rights to which any director or officer may be entitled as a matter of law.

W. Va. Code § 31D-8-851 through § 31D-8-856 provide:

§31D-8-851. Permissible indemnification.

(a) Except as otherwise provided in this section, a corporation may indemnify an individual who is a party to a proceeding because he or she is a director against liability incurred in the proceeding if:

(1) (A) He or she conducted himself or herself in good faith; and

(B) He or she reasonably believed: (i) In the case of conduct in his or her official capacity, that his or her conduct was in the best interests of the corporation; and (ii) in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation; and

(C) In the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or

(2) He or she engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation as authorized by subdivision (5), subsection (b), section two hundred two, article two of this chapter.

(b) A director’s conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement of subparagraph (ii), paragraph (B), subdivision (1), subsection (a) of this section.

(c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, is not determinative that the director did not meet the relevant standard of conduct described in this section.

(d) Unless ordered by a court under subdivision (3), subsection (a), section eight hundred fifty-four of this article, a corporation may not indemnify a director:

(1) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under subsection (a) of this section; or

(2) In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that he or she received a financial benefit to which he or she was not entitled, whether or not involving action in his or her official capacity.

§31D-8-852. Mandatory Indemnification.

A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.

§31D-8-853. Advance for expenses.

(a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:

(1) A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in section eight hundred fifty-one of this article or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by subdivision (4), subsection (b), section two hundred two, article two of this chapter; and

(2) His or her written undertaking to repay any funds advanced if he or she is not entitled to mandatory indemnification under section eight hundred fifty-two of this article and it is ultimately determined under section eight hundred fifty-four or eight hundred fifty-five of this article that he or she has not met the relevant standard of conduct described in section eight hundred fifty-one of this article.

(b) The undertaking required by subdivision (2), subsection (a) of this section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

(c) Authorizations under this section are to be made:

(1) By the board of directors:

(A) If there are two or more disinterested directors, by a majority vote of all the disinterested directors, a majority of whom constitute a quorum for this purpose, or by a majority of the members of a committee of two or more disinterested directors appointed by a vote; or

(B) If there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with subsection (c), section eight hundred twenty-four of this article in which authorization directors who do not qualify as disinterested directors may participate; or

(2) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization; or

(3) By special legal counsel selected in a manner in accordance with subdivision (2), subsection (b), section eight hundred fifty-five of this article.

§31D-8-854. Circuit court-ordered indemnification and advance for expenses.

(a) A director who is a party to a proceeding because he or she is a director may apply for indemnification or an advance for expenses to the circuit court conducting the proceeding or to another circuit court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the circuit court shall:

(1) Order indemnification if the circuit court determines that the director is entitled to mandatory indemnification under section eight hundred fifty-two of this article;

(2) Order indemnification or advance for expenses if the circuit court determines that the director is entitled to indemnification or advance for expenses pursuant to a provision authorized by subsection (a), section eight hundred fifty-eight of this article; or

(3) Order indemnification or advance for expenses if the circuit court determines, in view of all the relevant circumstances, that it is fair and reasonable:

(A) To indemnify the director; or

(B)To advance expenses to the director, even if he or she has not met the relevant standard of conduct set forth in subsection (a), section eight hundred fifty-one of this article, failed to comply with section eight hundred fifty-three of this article or was adjudged liable in a proceeding referred to in subdivision (1) or (2), subsection (d), section eight hundred fifty-one of this article, but if he or she was adjudged so liable his or her indemnification is to be limited to reasonable expenses incurred in connection with the proceeding.

(b) If the circuit court determines that the director is entitled to indemnification under subdivision (1), subsection (a) of this section or to indemnification or advance for expenses under subdivision (2) of said subsection, it shall also order the corporation to pay the director’s reasonable expenses incurred in connection with obtaining circuit court-ordered indemnification or advance for expenses. If the circuit court determines that the director is entitled to indemnification or advance for expenses under subdivision (3) of said subsection, it may also order the corporation to pay the director’s reasonable expenses to obtain circuit court-ordered indemnification or advance for expenses.

§31D-8-855. Determination and authorization of indemnification.

(a) A corporation may not indemnify a director under section eight hundred fifty-one of this article unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because he or she has met the relevant standard of conduct set forth in section eight hundred fifty-one of this article.

(b) The determination is to be made:

(1) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors, a majority of whom constitute a quorum for this purpose, or by a majority of the members of a committee of two or more disinterested directors appointed by a vote;

(2) By special legal counsel:

(A) Selected in the manner prescribed in subdivision (1) of this subsection; or

(B) If there are fewer than two disinterested directors, selected by the board of directors in which selection directors who do not qualify as disinterested directors may participate; or

(3) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

(c) Authorization of indemnification is to be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification is to be made by those entitled under paragraph (B), subdivision (2), subsection (b) of this section to select special legal counsel.

§31D-8-856. Indemnification of officers.

(a) A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation:

(1) To the same extent as a director; and

(2) If he or she is an officer but not a director, to a further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract except for:

(A) Liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or

(B)	Liability arising out of conduct that constitutes:

(i)	Receipt by him or her of a financial benefit to which he or she is not entitled;

(ii)	An intentional infliction of harm on the corporation or the shareholders; or

(iii)	An intentional violation of criminal law.

(b) The provisions of subdivision (2), subsection (a) of this section apply to an officer who is also a director if the basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.

(c) An officer of a corporation who is not a director is entitled to mandatory indemnification under section eight hundred fifty-two of this article and may apply to a court under section eight hundred fifty-four of this article for indemnification or an advance for expenses in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under those provisions.

United also agreed to indemnify the directors and certain officers of Centra Financial Holdings, Inc. (“Centra”) and its subsidiaries for a period of six years from July 8, 2011, the effective time of the merger, to the fullest extent that Centra or any of its subsidiaries is permitted or required to indemnify (and advance expenses to) its directors and officers under the laws of the State of West Virginia, the articles of incorporation and bylaws of Centra and/or any of its subsidiaries. In addition, Centra entered into individual indemnification agreements with its directors and certain officers and with certain directors and officers of Centra Bank, Inc., its wholly-owned subsidiary. Pursuant to the terms of the merger agreement between Centra and United, United is required to maintain in effect (i) the current provisions of the articles of incorporation and bylaws of Centra and/or its subsidiaries for a period of six years from July 8, 2011 and (ii) any indemnification agreements in place with any directors and officers of Centra and/or its subsidiaries.

United has agreed to indemnify the directors, officers and employees of Virginia Commerce Bancorp, Inc. (“Virginia Commerce”) and its subsidiaries for a period of six years from January 31, 2014, the effective time of the merger, to the fullest extent that Virginia Commerce or any of its subsidiaries is permitted or required to indemnify (and advance expenses to) its directors and officers under the laws of the Commonwealth of Virginia, the articles of incorporation and bylaws of Virginia Commerce and/or any of its subsidiaries and any indemnification agreements in effect between Virginia Commerce and/or any of its subsidiaries and any director, officer or employee thereof. Additionally, United has agreed to maintain in effect (i) the current provisions of the articles of incorporation and bylaws of Virginia Commerce and/or its subsidiaries and (ii) any indemnification agreements in place with any directors, officers or employees of Virginia Commerce and/or its subsidiaries, for a period of six years following the effective time of the merger.

United has agreed to indemnify the directors, officers and employees of Bank of Georgetown (“Georgetown”) for a period of six years from June 3, 2016, the effective time of the merger, to the fullest extent that Georgetown is permitted or required to indemnify (and advance expenses to) its directors and officers under the laws of the District of Columbia, the articles of incorporation and bylaws of Georgetown and any indemnification agreements in effect between Georgetown and/or any of its subsidiaries and any director, officer or employee thereof. Additionally, United has agreed to maintain in effect (i) the current provisions of the articles of incorporation and bylaws of Georgetown and/or its subsidiaries and (ii) any indemnification agreements in place with any directors, officers or employees of Georgetown and/or its subsidiaries, for a period of six years following the effective time of the merger.

United has agreed to indemnify the directors, officers and employees of Cardinal Financial Corporation (“Cardinal”) for a period of six years from April 21, 2017, the effective time of the merger, to the fullest extent that Cardinal is permitted or required to indemnify (and advance expenses to) its directors and officers under the laws of Virginia, the articles of incorporation and bylaws of Cardinal and any indemnification agreements in effect between Cardinal and/or any of its subsidiaries and any director, officer or employee thereof. Additionally, United has agreed to maintain in effect (i) the current provisions of the articles of incorporation and bylaws of Cardinal and/or its subsidiaries and (ii) any indemnification agreements in place with any directors, officers or employees of Cardinal and/or its subsidiaries, for a period of six years following the effective time of the merger.

United has agreed to indemnify the directors, officers and employees of Carolina Financial for a period of six years from May 1, 2020, the effective time of the merger, to the fullest extent that Carolina Financial is permitted or required to indemnify (and advance expenses to) its directors and officers under the laws of Delaware, the certificate of incorporation and bylaws of Carolina Financial and the organizational documents of any of Carolina Financial’s subsidiaries. Additionally, United has agreed to maintain in effect the current provisions of the articles of incorporation and bylaws of Carolina Financial and/or its subsidiaries in place with any directors, officers or employees of Carolina Financial and/or its subsidiaries, for a period of six years following the effective time of the merger.

Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors’ and officers’ liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(b)).

Item 7.	Exemption from Registration Claimed

Not Applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Articles of Incorporation (incorporated into this filing by reference to a Quarterly Report on Form 10-Q dated March 31, 2017 and filed May 9, 2017 for United Bankshares, Inc., File No.002-86947).

4.2	Bylaws (incorporated into this filing by reference to a Current Report on Form 8-K dated and filed on March 20, 2020 for United Bankshares, Inc., File No.002-86947).

4.3	Carolina Financial Corporation 2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.11 of Carolina Financial’s registration statement on Form 10, File No. 000-19029, filed on February 26, 2014).

4.4	First South Bancorp, Inc. 2008 Equity Incentive Plan, as assumed by Carolina Financial (incorporated by reference to First South’s Registration Statement on Form S-8, filed on June 2, 2008 (Registration No. 333-151337)).

5.1	Opinion of Bowles Rice LLP, regarding the legality of the shares being registered hereunder. *

23.1	Consent of Bowles Rice LLP (included in Exhibit 5.1). *

23.2	Consent of Ernst & Young LLP *

23.3	Consent of Elliott Davis, LLC. *

24.1	Powers of Attorney for legacy Directors and Officers of United Bankshares, Inc. (incorporated by reference to the signature page of the Registration Statement on Form S-4 filed January 16, 2020, (333-235944) to which this Post-Effective Amendment No. 1 relates).

24.2	Power of Attorney for new Director of United Bankshares, Inc. (contained on signature pages of this Registration Statement)

*	Filed herewith.

Item 9.	Undertakings

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Parkersburg, State of West Virginia, on this 20th day of May, 2020.

UNITED BANKSHARES, INC.

By:	/s/ Richard M. Adams
Richard M. Adams
Chairman and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Richard M. Adams, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement (any of which amendments may make such changes and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate) and to file the same, with all exhibits thereto, and any other documents that may be required in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 20, 2020.

Signatures	Title
/s/ Richard M. Adams Richard M. Adams	Chairman of the Board, Director and Chief Executive Officer (Principal Executive Officer)

/s/ W. Mark Tatterson W. Mark Tatterson	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Peter A. Converse	Director

* Michael P. Fitzgerald	Director

* Theodore J. Georgelas	Director

* J. Paul McNamara	Director

* Mark R. Nesselroad	Director

/s/ Jerold L. Rexroad Jerold L. Rexroad	Director

* Albert H. Small, Jr.	Director

* Mary K. Weddle	Director

* Gary G. White	Director

* P. Clinton Winter	Director

/s/ Richard M. Adams
Richard M. Adams
Chairman of the Board and Chief Executive Officer
Title: Attorney In Fact